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                                                                     EXHIBIT 8.1

DRAFT S-4 OPINION

                [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]


                               April 26, 2001



Commerce One, Inc.
4440 Rosewood Drive
Pleasanton, CA 94588

Ladies and Gentlemen:

         We have acted as counsel to Commerce One, Inc., a Delaware corporation ("Commerce One"), in connection with the Formation Agreement (the "Agreement"), dated as of December 8, 2000, among Commerce One, New Commerce One Holding, Inc., a Delaware corporation ("Holdco"), Ford Motor Company, a Delaware corporation, General Motors Corporation, a Delaware corporation, (for the purposes of Section 11.3 only) DaimlerChrysler AG, a stock corporation (aktiengesellschaft) organized under the laws of the Federal Republic of Germany, and (for the purposes of Sections 2.4, 11.2 and 11.9 only) Covisint, LLC, a Delaware limited liability company. Pursuant to the Agreement, a direct, wholly owned subsidiary of Holdco ("Mergerco") will merge with and into Commerce One (the "Commerce One Merger"), and Commerce One will become a wholly-owned subsidiary of Holdco. The Commerce One Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of Holdco, which includes the Proxy Statement/Prospectus of Holdco and Commerce One (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

         In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Commerce One Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Agreement,
(ii) the truth and accuracy of the representations and warranties made by Holdco, Mergerco and Commerce One in the Agreement, and (iii) the truth and accuracy of the certificates of representations expected to be provided to us by Holdco, Mergerco and Commerce One.

         Because this opinion is being delivered prior to the Merger Effective Date of the Commerce One Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the U.S. federal income tax consequences of the Commerce One Merger or that contrary positions may not be taken by the Internal Revenue Service.
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Commerce One, Inc.
________________, 2001
Page 2


         Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "Material U.S. Federal Income Tax Considerations of the Proposed Reorganization into a Holding Company Structure" subject to the limitations and qualifications described therein, sets forth the material U.S. federal income tax consequences generally applicable to Commerce One and the stockholders of Commerce One in connection with the Commerce One Merger.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax considerations of the Commerce One Merger, including the Proxy Statement/Prospectus constituting a part thereof and any amendment thereto. In giving this consent, we do not thereby admit that we in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ WILSON SONSINI GOODRICH & ROSATI

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation